UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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National Health Investors, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NATIONAL HEALTH INVESTORS, INC.

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD WEDNESDAY, MAY 6, 2020 AT 12:00 PM CDT

The following Notice is a Supplement to the Notice of Annual Meeting of Shareholders and the Proxy Statement of National Health Investors, Inc. (“NHI”) dated March 20, 2020, previously furnished to shareholders of NHI in connection with the solicitation of proxies by NHI's Board of Directors for use at the Annual Meeting of Shareholders to be held on Wednesday, May 6, 2020. The purpose of this Notice is to announce a change in the location of the Annual Meeting to a virtual meeting format only. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 16, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.
_____________________________________________________________

NOTICE OF CHANGE OF LOCATION OF
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 6, 2020

To Our Shareholders:

Following the recommendations to limit large group gatherings from each of the World Health Organization and the U.S. Centers for Disease Control and Prevention and to support the health and well-being of our shareholders, employees and community due to the impact of the coronavirus (COVID-19) pandemic, NOTICE IS HEREBY GIVEN that our Board of Directors has determined to change the location of the annual meeting of shareholders (the “Annual Meeting”) of National Health Investors, Inc. (the “Company”) from in-person to virtual-only.

As previously announced, the Annual Meeting will be held on May 6, 2020 at 12:00 p.m. CDT. Due to public health concerns, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting in person. The items of business are the same as set forth in the meeting notice previously mailed or made available to you.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 9, 2020, the record date, or hold a legal proxy for the Annual Meeting provided by your bank, broker, or other holder of record.

The Annual Meeting will be held at www.virtualshareholdermeeting.com/NHI2020. Shareholders desiring to login to the Annual Meeting will have two options: You can join as a “Shareholder” or you can join as a “Guest.” If you join as a “Shareholder,” you must enter the 16-digit control number found on your proxy card or notice you previously received. Once properly admitted to the meeting, all shareholders of record as of the record date will be able to submit questions and vote their shares by following the instructions that will be available on the virtual meeting website. Individuals interested in attending the virtual meeting who do not have a control number or who are not a shareholder may attend the Annual Meeting as a guest but will not have the option to participate in the vote.Technical support, including related support phone numbers, will be available on the virtual Annual Meeting platform at www.virtualshareholdermeeting.com/NHI2020 beginning at 11:30 am CDT on May 6, 2020.

A list of shareholders of record as of the record date is available for inspection by shareholders at the principal executive offices of the Company located at 222 Robert Rose Drive, Murfreesboro, TN 37129, and will be available for inspection by shareholders at the Annual Meeting. All requests to access the list prior to the Annual Meeting should be directed to Dana Hambly, Director, Investor Relations at dhambly@nhireit.com.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. If you have already submitted your proxy, no additional action is required.

By order of the Board of Directors,

/s/ Susan Sidwell
Corporate Secretary
Murfreesboro, Tennessee
April 16, 2020

_____________________________________________________________

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON WEDNESDAY, MAY 6, 2020

The Company’s Proxy Statement and 2019 Annual Report to Shareholders are available on our website at http://investors.nhireit.com/CorporateProfile. Additionally, and in accordance with Securities and Exchange Commission (“SEC”) rules, you may access our proxy materials, including the Company’s Proxy Statement, form of Proxy Card and 2019 Annual Report to Shareholders, at www.proxyvote.com. In accordance with the SEC rule permitting companies to furnish proxy materials to their shareholders on the Internet, on or about March 20, 2020, an Important Notice Regarding the Availability of Proxy Materials (the “Notice”) was provided to shareholders, which includes instructions on how to access the Company’s Proxy Statement and 2019 Annual Report online, and how to vote online for the 2020 Annual Shareholders Meeting. If you received the Notice and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials included in the Notice.

Contact: Dana Hambly
Director, Investor Relations
Phone:  (615) 890-9100

National Health Investors to Hold Virtual Shareholder Meeting

MURFREESBORO, Tenn.--(April 16, 2020) – National Health Investors, Inc. (NYSE:NHI) announced today that due to public health concerns caused by the COVID-19 pandemic, the Company has decided that it will be hosting its 2020 annual shareholder meeting in a virtual only format. No shareholders or guests will be able to attend the annual meeting in person.

The meeting will be held on Wednesday, May 6, 2020, at 12:00 pm CDT. Shareholders of record on Monday, March 9, 2020, will be able to attend the virtual shareholder meeting by going to www.virtualshareholdermeeting.com/NHI2020 and entering the 16-digit control number found on your proxy card.

Guests may join the virtual shareholder meeting in a listen-only mode. No control number is required.

Additional details on participating in the annual shareholder meeting include the following:

•Access the meeting platform beginning at 11:45 am CDT on May 6, 2020;
•To submit a question during the meeting, visit www.virtualshareholdermeeting.com/NHI2020, enter your 16-digit control number and type your question into the “Ask a Question” field and click “Submit”; and
•If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting login page. Technical support will be available beginning at 11:30 am CDT on May 6, 2020.

Whether or not you plan to attend the annual meeting, we urge you to vote and submit your proxy in advance by one of the methods described in the proxy materials for the annual meeting. Voting will also be available for shareholders during the virtual shareholder meeting by clicking on “Vote Here”.

About NHI

Incorporated in 1991, National Health Investors, Inc. (NYSE: NHI) is a real estate investment trust specializing in sale-leaseback, joint-venture, mortgage and mezzanine financing of need-driven and discretionary senior housing and medical investments. NHI’s portfolio consists of independent, assisted and memory care communities, entrance-fee retirement communities, skilled nursing facilities, medical office buildings and specialty hospitals. For more information, visit www.nhireit.com.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company's, tenants', operators', borrowers’ or managers' expected future financial position, results of operations, cash flows, funds from operations, dividend and dividend plans, financing opportunities and plans, capital market transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, acquisition integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations, continued performance improvements, ability to service and refinance our debt obligations, ability to finance growth opportunities, and similar statements including, without limitation, those containing words such as “may”, “will”, “believes”, “anticipates”, “expects”, “intends”, “estimates”, “plans”, and other similar expressions are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Such risks and uncertainties include, among other things; the ongoing impact of the novel coronavirus (COVID-19 virus) on our tenants and the economy in general, including the duration and severity of the outbreak; the operating success of our tenants and borrowers for collection of our lease and interest income; the success of property development and construction activities, which may fail to achieve the operating results we expect; the risk that our tenants and borrowers may become subject to bankruptcy or insolvency proceedings; risks related to governmental regulations and payors, principally Medicare and Medicaid, and the effect that lower reimbursement rates would have on our tenants’ and borrowers’ business; the risk that the cash flows of our tenants and borrowers would be adversely affected by increased liability claims and liability insurance costs; risks related to environmental laws and the costs associated with liabilities related to hazardous substances; the risk that we may not be fully indemnified by our lessees and borrowers against future litigation; the success of our future acquisitions and investments; our ability to reinvest cash in real estate investments in a timely manner and on acceptable terms; the potential need to incur more debt in the future, which may not be available on terms acceptable to us; our ability to meet covenants related to our indebtedness which impose certain operational limitations and a breach of those covenants could materially adversely affect our financial condition and results of operations; the risk that the illiquidity of real estate investments could impede our ability to respond to adverse changes in the performance of our properties; risks associated with our investments in unconsolidated entities, including our lack of sole decision-making authority and our reliance on the financial condition of other interests; our dependence on revenues derived mainly from fixed rate investments in real estate assets, while a portion of our debt bears interest at variable rates; the risk that our assets may be subject to impairment charges; and our dependence on the ability to continue to qualify for taxation as a real estate investment trust. Many of these factors are beyond the control of the Company and its management. The Company assumes no obligation to update any of the foregoing or any other forward-looking statements, except as required by law, and these statements speak only as of the date on which they are made. Investors are urged to carefully review and consider the various disclosures made by NHI in its periodic reports filed with the Securities and Exchange Commission, including the risk factors and other information disclosed in NHI’s Annual Report on Form 10-K for the most recently ended fiscal year. Copies of these filings are available at no cost on the SEC’s web site at https://www.sec.gov or on NHI’s web site at https://www.nhireit.com.